As filed with the Securities and Exchange Commission on December 29, 1998
                                                Registration Statement No. 33-

------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   Arden Group, Inc.
------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                Delaware                               95-3163136
     --------------------------------             --------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

             2020 South Central Avenue
                Compton, California                         90220
    -----------------------------------------         -----------------
     (Address of Principal Executive Offices)             (Zip Code)

                    Non-Officer and Non-Director Stock Option Plan
--------------------------------------------------------------------------------
                               (Full title of the plan)

                                   Bernard Briskin
                   Chairman, President and Chief Executive Officer
                              2020 South Central Avenue
                              Compton, California 90220
                 ----------------------------------------------------
                       (Name and address of agent for service)

                                   (310) 638-2842
--------------------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


                                     Proposed      Proposed            Amount
 Title of             Amount         maximum        maximum             of
 securities to        to be          offering      aggregate       registration
 be registered     registered (1)    price per     offering         fee (1)(2)
                                     unit (2)     price (1)(2)
----------------------------------------------------------------------------------
 Class A Common       35,000         $40.00      $1,400,000.00        $389.20
 Stock, $.25 par
 value



(1) The number of shares of Class A Common Stock is the maximum number of shares issuable upon the exercise of options which may be granted pursuant to the Non-Officer and Non-Director Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of shares as may become issuable as a result of anti-dilution provisions set forth in the Plan.

(2) Calculated solely for the purpose of determining the registration fee and based upon $40.00 per share of the Class A Common Stock, representing the average of the high and low sale prices of the Class A Common Stock on December 22, 1998 as reported by NASDAQ.

                                   EXPLANATORY NOTE


     This Registration Statement relates to up to 35,000 shares of Class A Common Stock, $.25 par value, of Arden Group, Inc., a Delaware corporation (the "Registrant"), that may be issued upon the exercise of stock options that may be granted under the Non-Officer and Non-Director Stock Option Plan of Registrant (the "Plan"). The maximum number of shares issuable upon the exercise of options granted under the Plan is subject to adjustment as a result of certain anti-dilution provisions in the Plan.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 1998, July 4, 1998 and October 3, 1998;

     (c) The Registrant's (i) Form 8-K with date of earliest event reported being April 23, 1998, and (ii) Form 8-K with date of earliest event reported being June 17, 1998; and

     (d) The description of the Class A Common Stock set forth on pages 9 through 14 of the Registrant's Proxy Statement with respect to a Special Meeting of Stockholders held March 31, 1987.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities.

          Not applicable.

     Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

     Item 6.   Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), provides that a corporation in its certificate of incorporation may eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any person, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such actions, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Registrant's Restated Certificate of Incorporation provides that Registrant shall, to the full extent permitted by

Section 145 of the DGCL, indemnify all persons whom Registrant may indemnify pursuant to said Section 145. Registrant also is authorized to provide for the indemnification of agents, including directors and officers, for breach of their duty to Registrant and its stockholders in excess of the indemnification otherwise expressly provided for by the DGCL. The Restated Certificate of Incorporation further provides for the elimination of directors' personal liability to Registrant and its stockholders to the fullest extent permitted under the DGCL (and as the same may be amended to further eliminate or limit a director's personal liability). Furthermore, if Registrant is found to be subject to the laws of any other state, the personal liability as Registrant's directors is to be eliminated to the fullest extent permissible under such state's laws.

     Provisions in the Amended and Restated Bylaws of the Company require
(a) indemnification of directors and officers to the maximum extent permitted by the DGCL (as in effect on the date of the adoption thereof or as thereafter amended) and (b) Registrant to use its best efforts to purchase and maintain liability insurance (and pay the premiums therefor) for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

     The Registrant has entered into agreements to provide indemnification for its directors and certain officers. These agreements, among other things, indemnify such parties to the fullest extent permitted by Delaware law and the Amended and Restated Bylaws of the Company for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and penalties (other than those for which indemnification is not permitted under applicable law) and settlement amounts incurred by such persons arising out of or in connection with such persons' service as directors or officers of the Registrant or an affiliate of the Registrant. Each agreement also requires the Company to obtain and maintain directors' and officers' liability insurance under which the individual party thereto is a named insured unless the Board of Directors determines that such insurance is not reasonably available, the premium costs are disproportionate to the amount of coverage provided or the coverage is limited by exclusions so as to provide an insufficient benefit.

     Item 7.   Exemption from Registration Claimed.

          Not applicable.

     Item 8.   Exhibits.

          5.1 Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

          23.1 Consent of PricewaterhouseCoopers LLP, independent auditors.

          23.2 Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation is contained in Exhibit 5.1.

     Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December
29, 1998.

                              ARDEN GROUP, INC.


                              By:  /s/BERNARD BRISKIN
                                   -----------------------------
                                   Bernard  Briskin, Chairman
                                   of the Board, President and
                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----
/s/ BERNARD BRISKIN           Chairman of the          December 29, 1998
----------------------        Board, President
Bernard Briskin               and Chief Executive
                              Officer

/s/ JOHN G. DANHAKL           Director                 December 29, 1998
----------------------
John G. Danhakl


/s/ ROBERT A.DAVIDOW          Director                 December 29, 1998
----------------------
Robert A. Davidow


/s/ STUART A. KRIEGER         Director                 December 29, 1998
----------------------
Stuart A. Krieger


/s/ DANIEL LEMBARK            Director                 December 29, 1998
----------------------
Daniel Lembark


/s/ BEN WINTERS               Director                 December 29, 1998
----------------------
Ben Winters


/s/ ERNEST T. KLINGER         Vice President           December 29, 1998
----------------------        Finance and
Ernest T. Klinger             Administration and
                              Chief Financial
                              Officer (Principal
                              Financial and
                              Accounting Officer)

                                    EXHIBIT INDEX

Number        Exhibit
------        -------

5.1 Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

23.1          Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2 Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation is contained in Exhibit 5.1.